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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in Amendment No. 1 to the Registration Statement of Superior Well Services, Inc. on Form S-1 of our report dated May 4, 2005 on the Superior Well Services, Inc. balance sheet as of May 4, 2005 appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in Amendment No. 1 to the Registration Statement of Superior Well Services, Inc. on Form S-1 of our report dated March 29, 2005 on the Superior Well Services, Ltd. and Bradford Resources, Ltd. combined financial statements as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002 appearing in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ SCHNEIDER DOWNS & CO., INC.

Pittsburgh, Pennsylvania
June 22, 2005